UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 31, 2006

WASHINGTON REAL ESTATE INVESTMENT TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-6622	53-0261100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6110 Executive Boulevard, Suite 800, Rockville, Maryland 20852

                            (Address of principal executive offices)                                   (Zip Code)

Registrant’s telephone number, including area code (301) 984-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02    TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On May 30, 2006, Christopher P. Mundy advised Washington Real Estate Investment Trust (the “Trust”) that he would resign as the Trust’s Executive Vice President and Chief Investment Officer effective June 30, 2006. Pursuant to the termination provisions of his employment agreement with the Trust, Mr. Mundy is entitled to receive a severance benefit of $370,000 payable in 12 monthly installments and payment of his annual short-term incentives and long-term incentives in an amount equal to the actual annual payment he would have received under the short-term and long-term incentive plans had he remained employed during 2006. He is also entitled to continued coverage under the Trust’s group health insurance plan for eighteen months or until he obtains other coverage, whichever is sooner, and full vesting of the 11,182 common shares granted to him in connection with the commencement of his employment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WASHINGTON REAL ESTATE INVESTMENT TRUST

By:	/s/ SARA L. GROOTWASSINK
Sara L. Grootwassink Chief Financial Officer

May 31, 2006